INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 20 to Registration Statement No. 33-65170 on Form N-1A of American Century
Investment Trust of our reports dated May 10, 2002, appearing in the respective
Annual Report of High-Yield Fund, one of the funds comprising American Century
Investment Trust for the year ended October 31, 2002, in the Statement of
Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the
Prospectuses, which are also part of such Registration Statement.

/s/Deloitte & Touche LLP

Kansas City, Missouri
December 12, 2002